Exhibit 4.23


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                        CALIFORNIA WATER SERVICE COMPANY






            AMENDED AND RESTATED EIGHTH SUPPLEMENT TO NOTE AGREEMENT


                             Dated as of May 1, 2003








         Re:           5.44% $10,000,000 Series J Senior Notes
                                 Due May 1, 2018







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                                       54
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California Water Service Company
Eighth Supplement

            AMENDED AND RESTATED EIGHTH SUPPLEMENT TO NOTE AGREEMENT


                                                                     Dated as of
                                                                     May 1, 2003

To the Purchasers named in
Schedule A hereto


Ladies and Gentlemen:

         Reference is hereby made to that certain original Eighth Supplement to Note Agreement dated as of May 1, 2003 (the "Original Eighth Supplement") entered into on December 6, 2002 by California Water Service Company (the "Company") and the institutional investors named on Schedule I attached thereto (the "Purchasers"). Section 4 of the Original Eighth Supplement provides that the Interest Rate for the Series J Notes will be determined by the Company five Business Days prior to the Closing Date.

         For purposes of convenience and reference, the Company now desires and the Purchasers agree to amend and restate the Original Eighth Supplement to reflect the Interest Rate, as determined by the Company and certified to each of you pursuant to the Notice of Interest Rate Certificate in the form attached as
Exhibit 5 to the Original Eighth Supplement. Accordingly, the Original Eighth Supplement shall be and is hereby amended in its entirety and as so amended shall read as follows (as so amended, the "Eighth Supplement"):

         This Eighth Supplement to Note Purchase Agreement (the "Eighth Supplement") is between California Water Service Company (the "Company") whose address is 1720 North First Street, San Jose, California 95112 and the institutional investors named on Schedule A attached hereto (the "Purchasers").

         Reference is hereby made to that certain Note Agreement dated as of March 1, 1999 (the "Note Agreement") between the Company and the purchasers listed on Schedule I thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreement. Reference is further made to Section 4.3 thereof which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

         The Company hereby agrees with the Purchasers named on Schedule A hereto as follows:

         1. The Company has authorized the issue and sale of $10,000,000 aggregate principal amount of its 5.44% Series J Senior Notes due May 1, 2018 (the "Series J Notes"). The Series J Notes, together with the Series B Notes initially issued pursuant to the Note Agreement, the Series C Notes issued pursuant to the First Supplement to Note Agreement dated as of October 1, 2000, the Series D Notes issued pursuant to the Second Supplement to Note Agreement dated as of September 1, 2001, the Series E Notes issued pursuant to the Third Supplement to Note Agreement dated as of May 1, 2002, the Series F Notes issued pursuant to the Fourth Supplement to Note Agreement dated as of August 15, 2002, the Series G Notes issued pursuant to the Fifth Supplement to Note Agreement dated as of November 1, 2002, the Series H Notes issued pursuant to the Sixth Supplement to Note Agreement dated as of December 1, 2002, the Series I Notes issued pursuant to the Seventh Supplement to Note Agreement dated as of May 1, 2003 and each Series of Additional Notes which may from time to time be issued pursuant to the provisions of

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California Water Service Company
Eighth Supplement

Section 1.4 of the Note Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 9.2 of the Note Agreement). The Series J Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

         2. Subject to the terms and conditions hereof and as set forth in the Note Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, the Series J Notes in the principal amount set forth opposite the Purchasers' name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

         3. Delivery of the $10,000,000 in aggregate principal amount of the Series J Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603-4080 against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank of America, ABA No. 121000358, Account No. 14879-00161, Account Name:
California Water Service Company Security Sales, in the amount of the purchase price at 11:00 A.M., San Francisco, California time, on May 1, 2003 or such later date (not later than May 7, 2003) as shall mutually be agreed upon by the Company and the Purchasers of the Series J Notes (the "Closing Date").

         4. The interest rate for the Series J Notes (the "Interest Rate") has been determined by the Company on April 24, 2003 pursuant to the Interest Rate Determination Procedure, and the Company has provided written notice of the Interest Rate to each Purchaser named on Schedule A attached hereto at least three Business Days prior to the Closing Date by the Chief Financial Officer of the Company completing and executing the Notice of Interest Rate Certificate in the form attached as Exhibit 5 to the Original Eighth Supplement and faxing the same to the Purchasers, together with and attached as Annex A thereto a copy of the Bloomberg Financial Markets Services Screen PX1 (or other applicable publication used to set the Interest Rate) and the calculation of the Interest Rate for such Notes.

         For purposes of this Section 4 "Interest Rate Determination Procedure" shall mean the Interest Rate determined on April 24, 2003 pursuant to the following: the Interest Rate shall be equal to the sum of 1.55% plus the yield to maturity implied by (i) the yields reported as of 9:00 a.m. (San Jose, California time) on April 24, 2003 on the display page of Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury Securities having a maturity equal to 10 years as of May 1, 2003 or if (ii) such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of April 24, 2003, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to 10 years, and such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-yield equivalents in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than 10 years and (2) the actively traded U.S. Treasury security with the maturity closest to and less than 10 years.

         5. Prepayment of Notes.

         (a) Required Prepayments. On May 1, 2008 and on May 1 of each year thereafter to and including May 1, 2017, the Company will prepay $909,090.91 principal

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California Water Service Company
Eighth Supplement

amount (or such lesser principal amount as shall then be outstanding) of the Series J Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment permitted by Section 5(b) or 5(c), the principal amount of each required prepayment of the Series J Notes becoming due under this Section 5(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series J Notes is reduced as a result of such prepayment or purchase. No other prepayments are required to be made with respect to the Series J Notes prior to the expressed maturity date thereof other than prepayments made in connection with an acceleration of the Series J Notes pursuant to the provisions of Section 6.3 of the Note Agreement.

         (b) Optional Prepayment with Premium. Upon compliance with Section 5(d) below the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of any Series, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes of such Series, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this Section 5(b).

         (c) Optional Prepayment at Par in the Event of Condemnation. In the event a Material Condemnation shall have occurred with respect to any property of the Company or a Restricted Subsidiary, then upon compliance with Section 5(d) below the Company shall have the privilege of applying the proceeds of any condemnation award received in connection with such Material Condemnation to the prepayment of the principal amount of the Notes of any Series then outstanding, or any portion thereof to the extent of such proceeds, together with accrued interest thereon to the date of such prepayment. Any optional prepayment made pursuant to this Section 5(c) shall be without premium.

         (d) Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 5(b) or 5(c) to each Holder of Notes to be prepaid not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the Section of this Eighth Supplement under which the prepayment is to be made, (c) the principal amount of the Holder's Notes to be prepaid on such date, (d) whether a premium may be payable, (e) the date when the premium, if any, will be calculated, (f) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder of a Note to be prepaid written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

         (e) Application of Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 5(b) or 5(c), the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         (f) Direct Payment. Notwithstanding anything to the contrary contained in the Note Agreement, this Eighth Supplement or the Notes, in the case of any Note owned by any Holder that is a Purchaser, Additional Purchaser or any other Institutional Holder which has given written notice to the

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California Water Service Company
Eighth Supplement

Company requesting that the provisions of this Section 5(f) shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

         (g) Make Whole Amount. The term "Make-Whole Amount" means, with respect to any Series J Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Series J Note, the principal of such Note that is to be prepaid pursuant to Section 5(b) or has become or is declared to be immediately due and payable pursuant to Section 6.3 of the Note Agreement, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Series J Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series J Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Series J Note, 0.50%, plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the fifth Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each

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California Water Service Company
Eighth Supplement

         Remaining  Scheduled  Payment with respect to such Called  Principal by
         (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series J Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series J Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 5(b) hereof or Section
         6.3 of the Note Agreement.

                  "Settlement Date" means, with respect to the Called Principal of any Series J Note, the date on which such Called Principal is to be prepaid pursuant to Section 5(b) hereof or has become or is declared to be immediately due and payable pursuant to Section 6.3 of the Note Agreement, as the context requires.

         6.       Closing Conditions.

         (a) Conditions. The obligation of the Purchasers to purchase the Series J Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Series J Notes and to the following further conditions precedent:

                   (i) Closing Certificate. The Purchasers shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to the Purchasers' obligation to purchase the Series J Notes proposed to be sold to the Purchasers and to the effect that (1) the representations and warranties of the Company set forth in Exhibit 2 hereto are true and correct on and with respect to the Closing Date,
         (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

                  (ii) Compliance Certificate. The Purchasers shall have received a certificate dated the Closing Date, signed by the Senior Financial Officer of the Company stating that such officer has reviewed the provisions of the Note Agreement and this Eighth Supplement and setting forth the information and computation (in sufficient detail) required in order to establish whether the Company is in compliance with Section 5.6 of the Note Agreement on the Closing Date.

                 (iii) Legal Opinions. The Purchasers shall have received from Bingham McCutchen LLP, counsel for the Company, and Chapman and Cutler, special counsel for the Purchasers, their opinions dated the Closing Date, in form and substance satisfactory to the Purchasers, and covering the matters set forth respectively in Exhibits 3 and 4 hereto.

                  (iv) Regulatory Approval. Prior to the Closing Date, the issue and sale of the Series J Notes shall have been duly authorized or approved by appropriate order of the Public

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California Water Service Company
Eighth Supplement

         Utilities Commission of the State of California (the "Commission"). Such order shall be final and in full force and effect and not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such order which are to be fulfilled on or prior to the issuance of the Series J Notes shall have been fulfilled. The Company shall have delivered to the Purchasers and their special counsel a certified copy of such order and the application therefor.

                   (v) Calculation of Interest Rate. Prior to the Closing Date, the Purchasers shall have received a Notice of Interest Rate Certificate at least three Business Days prior to the Closing Date, signed by the Chief Financial Officer of the Company in accordance with
         Section 4 of this Eighth Supplement.

                  (vi) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Series J Notes scheduled to be sold on the Closing Date pursuant to this Eighth Supplement.

                 (vii) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Eighth Supplement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to the Purchasers and the Purchasers' special counsel, and the Purchasers shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

                (viii) Purchase Permitted by Applicable Law. On the Closing Date, the purchase of the Series J Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which the Purchasers are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject the Purchasers to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of execution and delivery of the Eighth Supplement. If requested by the Purchasers, the Purchasers shall have received an Officer's Certificate certifying as to such matters of fact as the Purchasers may reasonably specify to enable the Purchasers to determine whether such purchase is so permitted.

                  (ix) Payment of Special Counsel Fees. The Company shall have paid, on or before the Closing Date, the fees, charges and disbursements of the Purchasers' special counsel referred to in (iii) above, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

                   (x) Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series J Notes.

         (b) The obligation of the Company to deliver the Series J Notes hereunder is subject to the conditions that (i) the Commission shall have authorized the issuance and sale by the Company of the Series J Notes at the price herein provided and said authorization shall be in full force and effect and (ii) the



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California Water Service Company
Eighth Supplement

entire principal amount of the Series J Notes scheduled to be sold on the Closing Date pursuant to this Eighth Supplement shall have been tendered by the Purchasers. If the condition specified in this Section 6(b) shall not have been fulfilled prior to or on the Closing Date, this Eighth Supplement and all the obligations of the Company hereunder, except as provided in Section 9.4 of the Note Agreement, may be cancelled by the Company.

         (c) If on the Closing Date the Company fails to tender to the Purchasers the Series J Notes to be issued to the Purchasers on such date or if the conditions specified in Section 6(a) have not been fulfilled, the Purchasers may thereupon elect to be relieved of all further obligations under this Eighth Supplement. Without limiting the foregoing, if the conditions specified in
Section 6(a) have not been fulfilled, the Purchasers may waive compliance by the Company with any such condition to such extent as the Purchasers may in their sole discretion determine. Nothing in this Section 6(c) shall operate to relieve the Company of any of its obligations hereunder or to waive the Purchasers' rights against the Company.

         7. Each Purchaser represents and warrants that the representations and warranties set forth in Section 3.2 of the Note Agreement are true and correct on the date of execution and acceptance of this Eighth Supplement with respect to the Series J Notes purchased by such Purchasers.

         8. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Agreement as if such Purchaser were an original signatory to the Note Agreement.



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California Water Service Company
Eighth Supplement

         The execution hereof shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                       CALIFORNIA WATER SERVICE COMPANY



                                       By
                                       Name:    Richard D. Nye
                                       Title:   Vice President, Chief Financial
                                                Officer and Treasurer


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California Water Service Company
Eighth Supplement


Accepted as of April ___, 2003


                                       NATIONWIDE LIFE INSURANCE COMPANY



                                       By: _____________________________________
                                          Name:
                                          Title:


                                       NATIONWIDE INDEMNITY COMPANY



                                       By: _____________________________________
                                          Name:
                                          Title:


                                       NATIONWIDE MUTUAL INSURANCE COMPANY



                                       By: _____________________________________
                                          Name:
                                          Title:


                                       AMCO INSURANCE COMPANY



                                       By: _____________________________________
                                          Name:
                                          Title:

                     INFORMATION RELATING TO THE PURCHASERS

                                                    PRINCIPAL AMOUNT OF SERIES J
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY                           $5,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile:  (614) 249-4553

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, Series J Senior Notes due 2018, PPN 130789 N# 3, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department
         PPN 130789 N# 3
         Security Description:  California Water Series J Senior Notes

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio 43215-2220
         Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  31-4156830


                                   Schedule A
                                 (to Supplement)

                                                    PRINCIPAL AMOUNT OF SERIES J
NAME AND ADDRESS OF PURCHASER                           NOTES TO BE PURCHASED

NATIONWIDE INDEMNITY COMPANY                                $2,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile:  (614) 249-4553

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, Series J Senior Notes due 2018, PPN 130789 N# 3, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Indemnity Company
         Attention:  P&I Department
         PPN 130789 N# 3
         Security Description: California Water Series J Senior Notes

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Indemnity Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

         With a copy to:

         Nationwide Indemnity Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio 43215-2220
         Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1399201

                                                    PRINCIPAL AMOUNT OF SERIES J
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED

NATIONWIDE MUTUAL INSURANCE COMPANY                       $2,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile: (614) 249-4553

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         WIRING INSTRUCTIONS:
         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Mutual Insurance Company
         Attention:  P&I Department
         PPN 130789 N# 3
         Security Description: California Water Series J Senior Notes

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Mutual Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

         With a copy to:

         Nationwide Mutual Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio 43215-2220
         Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4177100

                                                    PRINCIPAL AMOUNT OF SERIES J
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED

AMCO INSURANCE COMPANY                                     $1,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, Series J Senior Notes due 2018, PPN 130789 N# 3, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O AMCO Insurance Company
         Attention:  P&I Department
         PPN 130789 N# 3
         Security Description:  California Water Series J Senior Notes

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         AMCO Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         AMCO Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-6054959

                             [FORM OF SERIES J NOTE]

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (1) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (2) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


                        CALIFORNIA WATER SERVICE COMPANY

                           5.44% Series J Senior Note
                                 Due May 1, 2018

                                PPN: 130789 N# 3



No.                                                                May ___, 2003

$

         California  Water  Service  Company,  a  California   corporation  (the
"Company"), for value received, hereby promises to pay to



                              or registered assigns
                         on the first day of May, 2018,
                             the principal amount of


                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 5.44% per annum from the date hereof until maturity, payable semiannually on the first day of each May and November in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 7.44% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in San Jose, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of a series of Notes (the "Notes") issued pursuant to the Amended and Restated Eighth Supplement (the "Amended and Restated Eighth Supplement") to the Note Agreement dated as of March 1, 1999 (as from time to time amended and supplemented, the "Note Agreement"), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued
                                    EXHIBIT 1
                                 (to Supplement)
pursuant to any Supplement to the Note Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 3.2 of the Note Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Company will make the required prepayments of principal on the dates and in the amounts specified in Section 5(a) of the Amended and Restated Eighth Supplement and at maturity will pay the principal balance due. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       CALIFORNIA WATER SERVICE COMPANY



                                       By
                                       Name:  __________________________________
                                       Title:  _________________________________

                                     E-1-2

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser that:

          1. Corporate Organization, Subsidiaries. The Company is duly organized and existing and in good standing under and by virtue of the laws of the State of California and is duly authorized and empowered to own and operate its properties and to carry on its business, all as and in the places where such properties are now owned and operated and such business is conducted. The Company has no Subsidiaries.

          2. Corporate Authority. The Company has full corporate power and corporate authority to sell and issue the Series J Notes. The issuance and sale of the Series J Notes and the execution and delivery of the Eighth Supplement will have been duly authorized by the Board of Directors of the Company and by the Public Utilities Commission of the State of California (the "Commission") prior to the Closing Date, and no other action is required to be taken by, and no consents or approvals are required to be obtained from, the shareholders of the Company or any public body or bodies, and no other corporate action of the Company is requisite to such issue and sale.

          3. Business and Property. The Purchasers have heretofore been furnished with a copy of the Company Information which generally sets forth the principal properties of the Company and the business conducted and proposed to be conducted by the Company.

          4. Indebtedness. Annex A attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company outstanding on September 30, 2002.

          5. Financial Statements and Reports. The Company has furnished each Purchaser with a copy of its audited financial reports for 1999, 2000 and 2001 hereinafter called the "Company Reports," and a copy of Form 10-K filed by California Water Service Group ("CWSG") hereinafter called the "CWSG 10-K" with the Securities and Exchange Commission for 2001, together with all reports or documents required to be filed by CWSG pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of the CWSG 10-K. The Company has also furnished each Purchaser with an unaudited quarterly financial statement for the Company for the fiscal quarter ended September 30, 2002, and Forms 10 Q for CWSG for the fiscal quarter ended September 30, 2002 (the "Quarterly Reports"). The financial statements contained in the foregoing Company Reports, the CWSG 10-K, the Quarterly Reports and such other reports and documents were prepared in accordance with generally accepted accounting principles upon a consistent basis and are complete and correct and the balance sheets included therein fairly present the financial condition of the Company or CWSG, as the case may be, as at the respective dates thereof and the Statements of Income, Common Shareholders' Equity and Cash Flows included therein fairly present the results of the operations of the Company for the periods covered thereby, subject in the case of unaudited statements to normal year-end adjustments.

          6. Material Contracts. The Company has no contracts or commitments, whether contingent or other, which are material to the Company and which were not made in the ordinary course of business. Certain material contracts related to water supply are listed in Annex B hereto. The Company has no contracts or commitments, contingent or other, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property,

                                    EXHIBIT 2
                                 (to Supplement)
assets, operations or condition, financial or other. As of December 31, 2001, there were no material liabilities of the Company (other than those under contracts entered into in the normal and ordinary course of business), actual, contingent or accrued, which were not reflected in the Company Reports and CWSG 10-K except for (i) liability in respect of uncompleted construction work under open contracts in connection with the Company's construction program and (ii) the obligations of the Company to contribute to a pension plan, an employees' savings plan and a health and welfare plan.

          7. No Material Adverse Change. (a) There has been no change in the condition of the Company, financial or other, from that set forth or reflected in the Company Information, other than changes which may have occurred in the ordinary course of business or by reason of ordinary dividends paid or declared or outstanding First Mortgage Bonds redeemed by the Company in accordance with their terms, and no such changes in the ordinary course of business have been material adverse changes.

         (b) Since December 31, 2001, neither the business, operations, properties nor assets of the Company have been adversely affected in any material way by any casualties such as fire, windstorm, riot, strike, explosion, accident, flood, earthquake, lockout, sabotage, activities of armed forces, act of God or the public enemy or condemnation of properties by the United States government or any municipal governmental agency, authority or body.

          8. Title to Properties. The Company is engaged in the business of a public utility water company serving all or a portion of the California cities and communities listed in the 2001 Company Report and paragraph 9 hereof. The Company has good and merchantable title, subject only to the lien of the Mortgage Indenture and to current tax and assessment liens, rights-of-way, easements and certain minor liens, encumbrances, clouds or defects in title which do not materially affect the use thereof, to all the material water distribution facilities (including, without limitation, transmission and distribution mains, pump stations, wells, storage tanks and reservoirs) and other material units of property used in its business except as follows:

                   (a) some of the offices, but not its principal office, are in leased premises and some wells, well sites and other minor distribution facilities are rented; and

                   (b) several wells are located on property which the Company does not own but in which it has an easement for the location of such wells;

and except as to easements and rights-of-way and certain parcels of land (not exceeding for said parcels of land an aggregate book value of $1,000,000) with respect to which there is a possibility of reverter if the property ceases to be used for public utility purposes, and, except that the greater portion of its transmission and distribution systems is located in public highways and streets and in rights-of-way owned by the Company over lands of others, the Company's title thereto is fee simple. Except for parcels of land having an aggregate book value of not more than $1,000,000, the Company has good and merchantable title to all its other property and assets subject only to the lien of the Mortgage Indenture and the lien of the Dominguez Mortgage Indenture and to current tax and assessment liens and minor liens and encumbrances which do not materially affect the use thereof. All of the properties of the Company are located in the State of California and substantially all of the properties of the Company used or useful in its public utility business are subject to the Mortgage Indenture. As used herein, the term "Dominguez Mortgage Indenture" means the Trust Indenture dated as of August 1, 1954, as supplemented from time to time, between the Company, as successor to Dominguez Water Company ("Dominguez") and U.S. Bank, as

                                     E-2-2

Trustee, which provides a lien on properties owned by Dominguez immediately prior to the merger described in paragraph 9 hereof which lien secures $9,000,000 in aggregate principal amount of Dominguez bonds which were assumed by the Company upon the merger.

          9. Franchises. The Company has, in its judgment, adequate franchises and permits without burdensome restrictions (other than those typically contained in franchises and permits of this type) to allow the Company to conduct the business in which it is engaged.

         The Company has two classes of franchises to install and operate water pipes and mains under public streets and highways:

                   (a) so-called "constitutional" franchises obtained by virtue of the provisions of Article XI, Section 19, of the California Constitution, as in effect prior to 1911; and

                   (b) franchises granted pursuant to statutory authority.

         The Company believes, based on the advice of counsel (which is itself based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:


                  Bakersfield        Marysville           South San Francisco
                  Chico              Oroville             Stockton
                  Dixon              Redondo Beach        Visalia
                  Hermosa Beach      Salinas              Willows
                  King City          San Mateo
                  Livermore          Selma

that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911), that the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI, Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities. The Company also believes, based on the advice of counsel, that this right is not limited to streets in which pipes or mains were laid prior to 1911 but extends at least to all streets in the said municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon. The Company holds either by assignment or as original grantee franchises granted under statutory authority by the Counties of Kern, Los Angeles, San Joaquin,
Santa Clara and Monterey, the Cities of Montebello, Torrance, Cupertino, Sunnyvale, Los Altos, Mountain View, Bakersfield, Commerce, San Carlos, Rolling Hills Estates and Thousand Oaks, and the Towns of Los Altos Hills and Atherton. Following incorporation of the City of Rancho Palos Verdes in 1973, the Company made franchise payments to the City and the City accepted the same as successor in interest to the grantor's rights under the Company's former franchise from the County of Los Angeles; the City has agreed that the Company may exercise its rights in the City under its current County franchise until the expiration of that franchise in 2012. The Company's franchises from the Cities of Palos Verdes Estates, Menlo Park and Woodside terminated in 1977, 1993 and 1994, respectively. While none of the Cities and the Company

                                     E-2-3
have executed a new franchise agreement, the Company has made and will continue to make franchise payments to each of the Cities in accordance with the provisions of the prior franchise. In other areas where the Company has no franchise, the Company or its predecessors have distributed water for many years and, to the Company's knowledge, no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         On May 25, 2000, Dominguez Service Corporation was merged into the Company and subsequently Dominguez and its subsidiaries were also merged into the Company (collectively, the "merger"). The Company acquired in the Dominguez merger operations in the following cities, counties, townships or localities that Dominguez previously served:

         Bodfish                 Kern County         Los Angeles County
         Carson                  Kernville           Lucerne
         Compton                 Lake Hughes         Mountain Shadows
         Duncans Mills           Lakeland            Onyx
         Fremont Valley          Lancaster           Squirrel Valley
         Guerneville             Leona Valley        Torrance
         Harbor City             Long Beach          Wofford Heights

Water distribution systems were constructed and service furnished to the inhabitants of the localities currently known as Carson, Compton, Harbor City, Long Beach and Torrance by various predecessors of the Company prior to 1911 and the Company believes that it has a prior right to operate in these locations which right was not extinguished by the incorporation of these cities subsequent to 1911. Except as noted below, Dominguez has no franchises from these cities and has made no franchise payments to them and, to the Company's knowledge, no question has ever been raised as to the right to make water distribution and to maintain all pipes and mains necessary therefor.

         As to the remaining localities, Dominguez has received written franchise agreements which are in full force and effect and has paid all franchise fees to date, with the exception of Compton and the City of Carson Redevelopment Project #2, as to which the franchises expired without renewal in, respectively, 1994 and 1998. Dominguez continued to provide water services to Compton and the City of Carson Redevelopment Project #2 subsequent to the expiration of the respective franchises, and to pay franchise fees, and to the Company's knowledge no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         10. Condition of Assets. The physical assets of the Company are in sound operating condition, there are no material arrears in the maintenance of any such physical assets and the Company believes that its sources of water are adequate to meet its requirements for the foreseeable future.

         11. Pending Litigation, Proceedings. (a) There are no actions, suits or proceedings pending at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or, to the knowledge of the Company, threatened against or affecting the Company not adequately covered by insurance or for which reserves adequate in the Company's judgment have not been established which involve, in the opinion of the Company, a reasonable possibility of judgments or liabilities exceeding $500,000 in the aggregate net of insurance, or which may, in the opinion of the Company result in any material adverse change in the

                                     E-2-4
business or properties or in the condition, financial or other, of the Company, or the ability of the Company to perform its obligations under the Eighth Supplement or the Series J Notes.

         (b) There are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or municipal commission, board or other administrative agency, which materially and adversely affect the water rates of the Company presently in effect.

         (c) The Company is not in default with respect to any order, writ, injunction or decree of any court, or any federal, state or municipal commission, board or other administrative agency and the Company has complied with all applicable statutes and regulations of the United States of America and of any state, municipality or agency of any thereof, in respect of the conduct of its business known or believed by the Company to be applicable thereto, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties.

         12. No Condemnation Proceedings. Since January 1, 1995, no elections have been held or other actions taken authorizing the commencement of proceedings for condemnation of any of the properties of the Company. However, from time to time there are expressions of interest made by public bodies, elected or appointed municipal officials, persons seeking political position or citizens groups urging acquisition of the Company's facilities in one or more of the communities served by the Company. The Company does not believe that any acquisition by a city or municipality of its properties by condemnation or threat thereof would be adverse to the holders of the Series J Notes.

         13. No Burdensome Restrictions. The Company is not subject to any burdensome corporate restrictions in its Articles of Incorporation, By-Laws or otherwise, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other.

         14. Regulatory Status, Approval. (a) The Company is not a registered holding company or a subsidiary of a registered holding company and the Company is not required to register under the Public Utility Holding Company Act of 1935, as amended. The Company is subject to the jurisdiction of the Commission.

         (b) No consent of, approval or authorization by, filing or registration with, or notice to any governmental or public authority or agency is required for the issuance, sale or delivery of the Series J Notes or the execution, delivery or performance of the Eighth Supplement, other than the authorization of the Commission, which authorization has been duly obtained, is in full force and effect and is not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such authorization which were to be fulfilled on or prior to the issuance of the Series J Notes have been fulfilled. The Company has furnished to your special counsel true, correct and complete copies of said authorization and all applications heretofore filed with or submitted to the Commission in connection with its action to obtain said authorization.

         15. No Defaults, Compliance with Other Instruments. The Company is not in default under any outstanding indentures, contracts or agreements which are material to the Company including, without limitation, the Mortgage Indenture; and on the Closing Date there will not exist any condition which would be a default under any such indenture, contract or agreement. The execution and delivery of the Eighth Supplement, the consummation of the transactions therein provided for and compliance with the provisions

                                     E-2-5
of the Eighth Supplement and the Series J Notes by the Company will not violate or result in any breach of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation, By-Laws or any indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Company is a party or by which the Company may be bound, nor will such acts result in the violation of any applicable law, rule, regulation or order applicable to the Company of any court or governmental authority having jurisdiction in the premises or in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any property or assets of the Company.

         16. Leases. The Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating. All such leases are valid, subsisting and in full force and effect, and the Company is not in default under any thereof and no event has occurred and is continuing, and no condition exists that, after notice or passage of time or both could become a material default under any such Lease.

         17. Use of Proceeds. The Company will use the gross proceeds derived from the sale of the Series J Notes under the Eighth Supplement to refinance existing Indebtedness. None of the transactions contemplated in the Eighth Supplement (including, without limitation thereof, the use of the proceeds from the sale of the Series J Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U, including margin stock originally issued by it. None of the proceeds from the sale of the Series J Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any margin stock.

         18. ERISA. (a) The fair market value of all assets under all "employee pension benefit plans" (as such term is defined in Section 3(2) of ERISA), maintained by the Company, as from time to time in effect, exceeded as of December 31, 2001, the last annual valuation date, the actuarial present value of all benefits vested under the Plans by more than $10,898,000.

         (b) Neither any of the Plans nor any of the trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any disqualified person with respect to the Plans to the tax or penalty on prohibited transactions imposed by said Section 4975, except that, with respect to any actions or omissions of administrators, trustees, other fiduciaries, parties in interest or disqualified persons of or in respect to the Plans (other than employees of the Company), the Company has no knowledge that any of such persons has committed a prohibited transaction, nor has the Company participated knowingly in or knowingly undertaken to conceal a prohibited transaction with or by any of such persons nor enabled any of them to commit a prohibited transaction.

         (c) Neither any of the Plans subject to Title IV of ERISA nor any trusts related to such plans have been terminated, nor have there been any Reportable Events, as that term is defined in Section 4043 of ERISA (as modified by the regulations thereunder), in respect of those plans since the effective date of ERISA.

                                     E-2-6

         (d) Neither any of the Plans which are subject to Section 302 of ERISA nor any trusts related to such plans have incurred any "accumulated funding deficiency," as such term is defined in said Section 302 (whether or not waived), since the effective date of ERISA.

         (e) The consummation of the transactions provided for in the Eighth Supplement and compliance by the Company with the provisions thereof and the Series J Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         19. Taxes. All Federal, state and local taxes and assessments due from the Company have been (a) fully paid or adequately provided for on the books of the Company in accordance with generally accepted accounting principles or (b) are being contested in good faith by the Company. There has been no examination of the Federal income tax returns of the Company by the Internal Revenue Service subsequent to the examinations of the returns for tax years 1984-1991.

         20. Compliance with Laws. To the best of the Company's knowledge, after due inquiry, the Company is in compliance with all applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public heath, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and to exposure to hazardous substances, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties. Except as disclosed in the "Environmental Matters" section of Item 1 of the CWSG 10-K, the "Environmental Matters" section of CWSG's 2001 Annual Report and the "Legal Proceedings" section of Item 3 of the CWSG 10-K with respect to matters in Chico and Marysville, California, the Company does not know of any liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) with respect to any property now or heretofore owned or leased by the Company.

         21. Full Disclosure. The financial statements referred to in the Eighth Supplement do not, nor does the Eighth Supplement, the Company Information or any written statement (including without limitation the 2001 Company Report and the 2001 CWSG Report) furnished by the Company to you in connection with the negotiation of the sale of the Series J Notes, contain any untrue statement of a material fact or, taken together, omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Note Agreement, the Eighth Supplement or the Series J Notes.

         22. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series J Notes or any similar Security or has solicited or will solicit an offer to acquire the Series J Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Series J Notes or any similar Security with any Person other than the Purchasers and not more than 7 other institutional investors, each of whom was offered a portion of the Series J Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on

                                      E-2-7
its behalf has offered or will offer the Series J Notes or any similar Security or has solicited or will solicit an offer to acquire the Series J Notes or any similar Security from any Person so as to cause the issuance and sale of the Series J Notes not to be exempt from the provisions of Section 5 of the Securities Act of 1933, as amended.

                                     E-2-8

                CURRENT DEBT, FUNDED DEBT AND CAPITALIZED LEASES
                            AS OF SEPTEMBER 30, 2002

         1.       Current Debt

                  $11,000,000 borrowed under the Company's bank short-term line of credit with Bank of America.

         2.       Funded Debt

                  $111,865,000 outstanding under the Company's various series of First Mortgage Bonds with due dates ranging from 2002 to 2023.

                  $4,000,000 First Mortgage Bonds, Series J due 2023 (formerly Dominguez Water Company)

                  $5,000,000 First Mortgage Bonds, Series K due 2012 (formerly Dominguez Water Company)

                  $20,000,000 Series A Senior Notes due November 1, 2025.

                  $20,000,000 Series B Senior Notes due November 1, 2028.

                  $20,000,000 Series C Senior Notes due November 1, 2030.

                  $20,000,000 Series D Senior Notes due November 1, 2031.

                  $20,000,000 Series E Senior Notes due May 1, 2032.

                  $20,000,000 Series F Senior Notes due November 1, 2017.

                  $2,725,000 California Department of Water Resources Loans maturing 2011 to 2032.

                  $459,000 obligations due on water system acquisitions.

         3.       Capitalized Leases

                  None.



                                     ANNEX A
                                 (to Exhibit 2)

                         MATERIAL WATER SUPPLY CONTRACTS

1. Water Supply Contract between the Company and the County of Butte relating to the Company's Oroville District.

2. Water Supply Contract between the Company and Kern County Water Agency relating to the Company's Bakersfield District.

3. Water Supply Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

4. Amended Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

5. Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban Purchasers.

6. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's Bear Gulch District.

7. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Carlos District.

8. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Mateo District.

9. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's South San Francisco District.

10. Water Supply Contract between the Company and Santa Clara Valley Water District relating to the Company's Los Altos District.

11. Water Supply Contract between the Company and Pacific Gas and Electric Company related to the Company's Oroville District.

12. Water Supply Contract between the Company and Alameda County Flood Control and Water Conservation District related to the Company's Livermore District.

13. Water Supply Contract between the Company, ARCO Products Company and West Basin Municipal Water District relating to recycled water.




                                     ANNEX B
                                 (to Exhibit 2)

                         DESCRIPTION OF CLOSING OPINION
                            OF COUNSEL TO THE COMPANY

         The closing opinion of Bingham McCutchen LLP, counsel for the Company, which is called for by Section 6(a)(iii) of the Amended and Restated Eighth Supplement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation duly incorporated, validly existing and in corporate good standing under the laws of California.

                    2. The execution and delivery by the Company of the Note Agreement, the Amended and Restated Eighth Supplement and the Notes, and the performance by the Company of its obligations under the Note Agreement, the Amended and Restated Eighth Supplement and the Notes, are within the Company's corporate powers and have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered the Note Agreement, the Amended and Restated Eighth Supplement and the Notes.

                    3. Each of the Note Agreement, the Amended and Restated Eighth Supplement and the Notes constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Based on Section 1646.5 of the California Civil Code, a California state court and a Federal court which applies the law of the State of California to the Note Agreement, the Amended and Restated Eighth Supplement and the Notes would recognize and give effect to the choice of law provisions set forth in the Note Agreement, the Amended and Restated Eighth Supplement and the Notes.

                    4. The  execution  and  delivery  by the Company of the Note
         Documents, and compliance by the Company with the provisions thereof will not, to the best of our knowledge, result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under the Articles of Incorporation or By-Laws of the Company, or the Mortgage Indenture, the Credit Agreement dated as of July 31, 2001, between the Company and Bank of America as Administrative Agent, or any agreement or other instrument that is listed as a material contract in CWSG's Annual Report on Form 10-K for the year ended December 31, 2001. To the best of our knowledge, no consent or approval by, or any notification of or filing with, any court, public body or authority of the State of California is required to be obtained or effected by the Company in connection with the execution, delivery and performance by the Company of the Note Documents or the issuance or sale of the Notes, except for the authorization of the Commission, which authorization has been duly obtained and is in full force and effect.

                    5. Based upon the representations set forth in Section 6 of the Amended and Restated Eighth Supplement, the accuracy of which we have not independently verified or investigated, the issuance, sale and delivery of the Notes under the circumstances contemplated by the Amended and Restated Eighth Supplement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of the Amended and Restated Eighth Supplement or an indenture under the Trust Indenture Act of 1939, as amended.
                                    EXHIBIT 3
                                 (to Supplement)

                    6. Based upon the assumption of the accuracy of information obtained by the Company from sources believed by the Company to be reliable (a) that the following cities served by the Company were all incorporated prior to 1911:

                 Bakersfield       Marysville            South San Francisco
                 Chico             Oroville              Stockton
                 Dixon             Redondo Beach         Visalia
                 Hermosa Beach     Salinas               Willows
                 King City         San Mateo
                 Livermore         Selma

                  (b) that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911; and

                  (c) that there were no public water works owned or controlled by the municipality in any of them prior to 1911;

                         in our opinion,

                         (i) the Company has a "constitutional" franchise in each of the above cities and under such "constitutional" franchise has a perpetual right which was not repealed by the repeal of Article XI,
         Section 19, of the California Constitution to continue to occupy public streets of each of said cities with pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities;

                        (ii) this right is not limited to streets in which pipes or mains were laid prior to 1911 but extends at least to all streets in the said municipalities as they existed at the date of repeal of the constitutional provision in 1911; and

                       (iii) the right probably also extends to territory annexed into each respective city after such repeal, although this latter question is not entirely free from doubt in the absence of a final decision of the courts thereon.

                    7. Dominguez Services Corporation (along with its subsidiaries, "Dominguez") was merged into the Company effective May 25, 2000 and Dominguez Water Company was also merged into the Company effective October 12, 2000. In the Dominguez mergers, the Company acquired the operations of Dominguez, which to our knowledge included service to the following cities, counties, townships or localities:

                   Bodfish             Kernville              Mountain Shadows
                   Carson              Lake Hughes            Onyx
                   Compton             Lakeland               Torrance
                   Duncans Mills       Lancaster              Squirrel Valley
                   Fremont Valley      Leona Valley           Wofford Heights
                   Guerneville         Long Beach             Los Angeles County
                   Harbor City         Lucerne                Kern County

                    8. We note that the Officers' Certificates state that: (a) to the Company's knowledge, water distribution systems were constructed and service furnished to the inhabitants of the localities currently known as Carson, Compton, Harbor City, Long Beach and Torrance by various predecessors of the Company prior to 1911; (b) the Company believes that it has a prior

                                     E-3-2
         right to operate in these locations which right was not extinguished by the incorporation of these cities subsequent to 1911; (c) except as noted below, to the Company's knowledge Dominguez has no franchises from these cities and has made no franchise payments to them; and (d) to the Company's knowledge, no question has ever been raised as to the right to make water distribution and to maintain all pipes and mains necessary therefor.

                    9. We note that the Officers' Certificates state that: (a) as to the remaining localities listed in paragraph 7, to the Company's knowledge, Dominguez has received written franchise agreements which are in full force and effect and has paid all franchise fees to date, with the exception of Compton and the City of Carson Redevelopment Project #2, as to which the franchises expired without renewal in, respectively, 1994 and 1998; (b) to the Company's knowledge, Dominguez continued to provide water services to Compton and the City of Carson Redevelopment Project #2 subsequent to the expiration of the respective franchises, and to pay franchise fees; and (c) to the Company's knowledge, no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         The opinion of Bingham McCutchen LLP shall cover such other matters relating to the sale of the Series J Notes as the Purchasers may reasonably request and shall provide that Chapman and Cutler in delivering its opinion under the Note Agreement may rely on the opinion of Bingham McCutchen LLP as to matters of California law. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                     E-3-3

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 6(a)(iii) of the Amended and Restated Eighth Supplement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver the Amended and Restated Eighth Supplement and to issue the Series J Notes.

                    2. The Note Agreement and the Amended and Restated Eighth Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Series J Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Series J Notes under the circumstances contemplated by the Amended and Restated Eighth Supplement does not, under existing law, require the registration of the Series J Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler may rely upon the opinion of Bingham McCutchen LLP as to matters of California law. The opinion of Chapman and Cutler shall also state that the opinion of Bingham McCutchen LLP is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California, the By-laws of the Company and the general business corporation law of the State of California.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series J Notes.

                                   EXHIBIT 3
                                (to Supplement)